U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  DECEMBER 21, 2004
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                      PERFORMANCE CAPITAL MANAGEMENT, LLC
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             (Exact name of registrant as specified in its charter)


         CALIFORNIA               0 - 50235                03-0375751
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      (State or other            (Commission            (I.R.S. Employer
        Jurisdiction             File Number)          Identification No.)
      of incorporation)


         222 SOUTH HARBOR BLVD., SUITE 400
        ANAHEIM, CALIFORNIA                                  92805
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        (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:      (714) 502-3780
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

We have a credit facility with Varde Investment Partners, L.P. ("Varde"), that provides for up to $25 million of capital (counting each dollar loaned on a cumulative basis) over a five-year term ending in July 2009. We have previously reported our entry into this facility in a Form 8-K filed with the Securities and Exchange Commission on July 29, 2004. Please see this Form 8-K filing for more information about the Varde agreement generally. On December 21, 2004, our wholly-owned subsidiary Matterhorn Financial Services LLC ("Matterhorn") borrowed approximately $938,000 under the facility in connection with our purchase of certain charged-off loan portfolios. This obligation has a two-year term expiring in December 2006 and bears interest at a rate of 12% per annum. The timing of payments of principal and interest depends on the collection performance of the portfolios Matterhorn purchased using the funds. Varde has a first priority security interest in all the assets of Matterhorn securing repayment of its loans and payment of its interest in excess profits. Performance Capital Management, LLC, our parent operating company, has guarantied certain of Matterhorn's operational obligations under the loan documents. Varde may exercise its rights under its various security interests if an event of default occurs. These rights include demanding the immediate payment of all amounts due to Varde, as well as liquidating the collateral. A failure to make payments when due, if not cured within five days, is an event of default. Other events of default include:
-    Material breaches of representations and warranties;
-    Uncured breaches of agreements having a material adverse effect;
-    Bankruptcy or insolvency of Performance Capital Management or Matterhorn;
-    Fraudulent conveyances;
-    Defaults in other debt or debt-related agreements;
-    Failure to pay judgments when due;
-    Material loss or damage to, or unauthorized transfer of, the collateral;
-    Change in control of Performance Capital Management;
- Termination of Performance Capital Management as the Servicer under the Servicing Agreement; and
- Breach of Varde's right of first refusal to finance portfolio acquisitions. The assets of Matterhorn that provide security for Varde's $938,000 loan (as well as other loans previously advanced by Varde) include charged-off loan portfolios purchased at a cost of approximately $1.25 million on December 21, 2004, as well as other portfolios owned by Matterhorn. The fair value of these encumbered assets likely exceeds their cost basis because new portfolios generally have a fair value in excess of their cost basis. Following this borrowing, the remaining availability under the credit facility was approximately $23.3 million.

Except for the historical information presented in this document, the matters discussed in this Form 8-K or otherwise incorporated by reference into this document contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as "believes," "plans," "expects," "may," "will," "intends," "should," "plan," "assume" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by Performance Capital Management, LLC. You should not place undue reliance on forward-looking statements. Forward-looking statements involve risks and uncertainties. The actual results that we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this report on Form 8-K and in our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PERFORMANCE CAPITAL MANAGEMENT, LLC



DECEMBER 28, 2004                   By:  /s/ David J. Caldwell
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     (Date)                         David J. Caldwell
                                    Its: Chief Operations Officer